                                                                  EXHIBIT 10.11

================================================================================

                                 ASSET PURCHASE
                                    AGREEMENT

                              --------------------

                                  BY AND AMONG

                         HIGH SPEED NET SOLUTIONS, INC.

                                  SUMMUS, LTD.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

                          DATED AS OF OCTOBER 30, 2000

                 ==============================================

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 30th day of October, 2000, by and among HIGH SPEED NET SOLUTIONS, INC., a Florida corporation ("HSNS"), SUMMUS, LTD., a Delaware corporation ("SUMMUS"), and certain of Summus' stockholders identified on the signature page below (collectively, the "STOCKHOLDERS" and individually a "STOCKHOLDER").

                                  WITNESSETH:

         WHEREAS, HSNS provides, among other things, Internet solutions and related services; and Summus is engaged in the business of developing and marketing digital media technology ("SUMMUS' SERVICES") (such term and other capitalized terms used herein being defined either in Article 11 or where used in this Agreement); and

         WHEREAS, Summus desires to sell and transfer to HSNS, and HSNS desires to acquire from Summus, all of the assets of Summus (the "ACQUIRED BUSINESS"), upon the terms and conditions contained herein; and

         WHEREAS, the parties deem it advisable and in their respective best interests to consummate the transactions described herein and intend that the transactions be a transaction as described in Section 368(a)(1)(C) of the Internal Revenue Code;

         NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF ASSETS

         1.1 ACQUIRED ASSETS. Subject to the terms and conditions contained herein, Summus shall sell, transfer, convey and assign to HSNS, and HSNS shall purchase and acquire from Summus, at the Closing, free and clear of all liens, claims and encumbrances, other than those described on SCHEDULE 1.1 (collectively, "PERMITTED ENCUMBRANCES"), all right, title and interest in and to all of the assets and properties of Summus, including but not limited to the assets as set forth herein below (collectively, the "ACQUIRED ASSETS") but excluding the Excluded Assets described below:

                  (a) cash and cash equivalents, including without limitation, all bank accounts, cash, securities, investments of Summus in mutual funds, treasury funds, money market funds, certificates of deposit and other similar investment instruments (whether negotiable or non-negotiable), owned by Summus at the Closing, and earnings thereon;

                  (b) accounts or notes receivable relating to goods or services rendered or fees earned prior to the Closing;

                  (c) all equipment, computer hardware and software (and any rights under any licenses related thereto), tools, vehicles (except for any leased vehicles), equipment, furniture, office equipment and other tangible personal property and supplies not included in inventory (and any documents, records or warranties related thereto);

                  (d) all inventories of Summus used or usable in connection with the Acquired Business ("INVENTORY"), including all raw materials, work in process, finished products, goods, spare parts, at any location controlled by Summus or which have been purchased by and are in transit to Summus;

                  (e) proprietary or confidential information, including, without limitation (i) trade secrets, technical information, know-how, ideas, designs, processes, procedures, algorithms, discoveries, patents, patent applications, and copyrights, and all improvements thereof; (ii) all data, files, books and records, customer lists, and other client information; (iii) all source code, object code, flow charts, and documentation for computer software owned by Summus; and (iv) all of Summus' other information and intangible property rights; (together with the assets of the type listed in PARAGRAPH 1.1(F) below, the "INTELLECTUAL PROPERTY"):

                  (f) trademarks, service marks, domain names, URL addresses, and trade names (including, without limitation, Summus' corporate name and all fictitious names used by Summus) and all variations thereof, all registrations and pending applications therefor, and all goodwill associated therewith;

                  (g) each of the contracts, contractual rights, purchase orders and sales orders, written or oral contracts of Summus entered into as part of or in connection with the Acquired Business (collectively, the "ACQUIRED CONTRACTS" and individually an "ACQUIRED CONTRACT"), set forth on SCHEDULE 1.1(G);

                  (h) choses in action, causes of action, suits, proceedings, claims and demands, whether known or unknown, matured or unmatured, accrued or contingent, against third parties;

                  (i) to the extent transferable, all licenses, permits, orders and approvals from any federal, state or local governments or any agency, quasi-agency, public corporation or bureau thereof;

                  (j) websites, telephone and facsimile numbers, post office boxes, stationery, forms, labels, shipping material, supplies, catalogs, brochures, art work, photographs and advertising and promotional materials;

                  (k) all escrowed funds, funds held in trust, or other funds belonging to third parties, and all documents and instruments related thereto, including, without limitation, any cash or cash equivalents relating to future commissions owed to others, whether in Summus' possession or the possession of third parties;

                  (l) all of Summus' real property, including fixtures, buildings and improvements, and all appurtenant rights owned by Summus;

                  (m) 8,239,360 shares of HSNS common stock, $0.001 par value ("COMMON STOCK"), held by Summus.

                  (n)      all books and records of Summus; and

                  (o) all other assets, securities, prepaid expenses, advances and deposits of every kind and nature, except to the extent expressly excluded.

2.       PURCHASE PRICE; ASSUMPTION OF LIABILITIES

         2.1 PURCHASE PRICE. In consideration of the sale, assignment, transfer and conveyance of the Acquired Assets, and in reliance upon the covenants, representations and warranties made herein by Summus and the Stockholders, HSNS shall:

                  (a) Issue and deliver a total of 20,235,083 shares of Common Stock to Summus pursuant to PARAGRAPH 3.2 below;

                  (b) Issue and deliver 2,000,000 shares of Common Stock to the Escrow Agent (as defined in the Escrow Agreement referred to below) to be held and distributed by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement attached to this Agreement as EXHIBIT D to be executed and delivered by the parties pursuant to PARAGRAPH 3.2 below as security for obligations of Summus and the Stockholders under this Agreement (the "ESCROW AGREEMENT").

                           (i)      The shares of Common Stock issued pursuant
to this Clause 2.1(b) (the "ESCROWED SHARES") shall be issued in the name of the Escrow Agent, as escrow agent under the Escrow Agreement. The Escrowed Shares shall be held for twelve (12) months from the Closing Date.

                           (ii)     The parties hereby appoint BB&T, effective
as of the Closing Date, to serve as the Escrow Agent for purposes of administering the escrow arrangements contemplated by the Escrow Agreement (such representative, or any successor representative appointed under the Escrow Agreement, the "ESCROW AGENT").

                  (c) Issue and deliver warrants to purchase a total of 500,000 shares of the Common Stock, exercisable at the closing market price on the Closing Date (the "WARRANT EXERCISE PRICE") for a period of five (5) years from the date of this Agreement (the "WARRANT EXERCISE PERIOD") (the "WARRANTS") on a pro-rata basis to shareholders of Summus other than HSNS and Bjorn Jawerth; and

                  (d) Assume the Assumed Liabilities as defined in PARAGRAPH 2.2 below.

The shares of Common Stock referred to in the foregoing clauses (a) and (b) are collectively referred to as the "STOCK PURCHASE PRICE," and together with the items referred to in the foregoing clauses (c) and (d), the "PURCHASE PRICE."

         2.2 ASSUMPTION OF CERTAIN LIABILITIES. Except as provided in PARAGRAPH 2.3, HSNS agrees to assume at the Closing, and to pay or perform, in accordance with their terms, only the following obligations and liabilities of Summus (collectively, the "ASSUMED LIABILITIES"):

                  (a) the obligations, liabilities, agreements, contracts and commitments which are identified on SCHEDULE 2.2(A); and

                  (b) all liabilities and obligations of Summus arising after the Closing under the Acquired Contracts.

         2.3 OBLIGATIONS NOT ASSUMED. Except for the Assumed Liabilities, HSNS shall not assume any obligation or liability of Summus of any kind. Without limiting the generality of the foregoing, under no circumstances shall HSNS be deemed to assume any liability or obligation of Summus (i) with respect to Summus' employee benefit plans or agreements, (ii) under any contract that is not an Acquired Contract, or (iii) not specifically assumed under this Agreement (collectively, the "EXCLUDED LIABILITIES"), except to the extent it may be required to do so by applicable law.

3.       CLOSING

         3.1 CLOSING. The parties shall use their best efforts to obtain and be prepared to deliver the documents described in PARAGRAPH 3.2(A) and PARAGRAPH 3.2(B) below, and to satisfy the conditions to Closing set forth in PARAGRAPH 8 and PARAGRAPH 9, at the earliest possible date. The Closing shall take place on the earliest date that the Closing conditions and delivery requirements in PARAGRAPH 3, PARAGRAPH 8 and PARAGRAPH 9 can be satisfied or are waived in writing (the "Closing Date").

         3.2      TRANSACTIONS AND DOCUMENTS AT CLOSING.

                  (a) HSNS' DELIVERIES. At the Closing, HSNS shall issue and deliver the Common Stock and Warrants pursuant to the provisions of PARAGRAPH 2.1 above and the Escrow Agreement; and execute and deliver the following documents:

                           (i)      CERTIFICATES OF HSNS. A certificate executed
by one of its officers, dated the Closing Date, certifying in such detail as Summus may reasonably request that (A) the representations and warranties of HSNS contained in this Agreement and any Other Agreement are true and correct in all material respects; and (B) HSNS has performed and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed or complied with by HSNS prior to or on the Closing Date.

                           (ii)     RESOLUTIONS. Duly adopted resolutions of the
Board of Directors of HSNS, certified by the Secretary or an Assistant Secretary of HSNS as of the Closing Date, authorizing and approving the execution hereof and the taking of all other actions necessary to enable HSNS to comply with the terms hereof and to consummate the transactions contemplated herein.

                           (iii)    ASSIGNMENT OF CONTRACTS. An Assignment and
Assumption of Contracts in substantially the form attached hereto as EXHIBIT J, pursuant to which HSNS shall assume the rights and obligations of Summus under the Acquired Contracts.

                           (iv)     ASSUMPTION AGREEMENT. An Assumption
Agreement in substantially the form attached hereto as EXHIBIT A, pursuant to which HSNS shall assume the Assumed Liabilities.

                           (v)      EMPLOYMENT AND NONCOMPETITION AGREEMENTS. An
executed employment agreement with Bjorn Jawerth and signed employment offer letters and confidentiality and invention assignment agreement with the employees identified on SCHEDULE 3.2(A)(V), in substantially the forms attached hereto as EXHIBITS B-1 AND B-2 AND EXHIBIT C.

                           (vi)     STOCK CERTIFICATE(S) WITH RESPECT TO STOCK
PURCHASE PRICE. The following certificates:

                                    (A)      to Summus, one or more certificates
representing the number of shares of Common Stock with respect to the Stock Purchase Price in accordance with PARAGRAPH 2.1(A); and

                                    (B)      to the Escrow Agent, one or more
certificates representing the number of shares of Common Stock with respect to the Escrowed Shares in accordance with PARAGRAPH 2.1(B).

                           (vii)    WARRANTS TO PURCHASE COMMON STOCK.
Certificates representing the Warrants in accordance with PARAGRAPH 2.1(C).

                           (viii)   STOCK ESCROW AGREEMENT. The Escrow Agreement
pursuant to the provisions of PARAGRAPH 2.1(B) above.

                           (ix)     RELEASE FROM HSNS'S SHAREHOLDERS. Releases
substantially in the form of EXHIBIT G-1 attached to this Agreement, executed by HSNS and certain HSNS shareholders identified on SCHEDULE 3.2(A)(IX).

                           (x)      RESOLUTIONS ADOPTING INVENTIONS AWARDS PLAN
REGARDING NEW TECHNOLOGY. Duly adopted resolutions of the Board of Directors of HSNS, certified by the Secretary or an Assistant Secretary of HSNS as of the Closing Date, approving of and authorizing the execution and delivery of the Inventions Awards Plan attached to this Agreement as EXHIBIT I hereof and the taking of all other actions necessary to enable HSNS to comply with the terms hereof and to consummate the transactions contemplated herein.

                           (xi)     TAX OPINION. The tax opinion of Kilpatrick
Stockton L.L.P. to the effect that the transaction will qualify as a tax-free reorganization under Section 368(a)(1)(c) of the Code.

                  (b) SUMMUS' AND STOCKHOLDERS' DELIVERIES. At the Closing, Summus and the Stockholders shall execute and deliver to HSNS the following documents:

                           (i)      CERTIFICATES OF SUMMUS AND STOCKHOLDERS.
Certificates executed by Summus and each such Stockholder, dated the date of the Closing, certifying in such detail as HSNS may reasonably request that (i) the representations and warranties of Summus or such Stockholder contained in this Agreement and any Other Agreement are true and correct in all material respects,
(ii) Summus or such Stockholder have performed and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed or complied with by him or it prior to or on the date of the Closing, (iii) to the knowledge of Summus or such Stockholder, there has been no material adverse change in the business, assets, properties, Assumed Liabilities, results of operations, condition (financial or otherwise), cash flows or prospects of Summus prior to the Closing; and (iv) that the shares representing the Stock Purchase Price have been acquired for investment and not with a view to resale, except as provided in Paragraphs 9.12 and 9.13 below.

                           (ii)     RESOLUTIONS. Duly adopted resolutions of the
Board of Directors and the stockholders of Summus, certified by the Secretary of Summus as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it, including, without limitation, the Other Agreements, and the taking of any and all other actions necessary to enable Summus to comply with the terms hereof and to consummate the transactions contemplated herein.

                           (iii)    CONSENTS. All authorizations, consents
(including estoppel letters from lenders, suppliers, lessors, and others), and approvals from each of the Persons listed on SCHEDULE 3.2.(B)(III).

                           (iv)     EMPLOYMENT AND NONCOMPETITION AGREEMENTS. An
executed employment agreement with Bjorn Jawerth and signed employment offer letters and confidentiality and invention assignment agreement with the employees identified on SCHEDULE 3.2(B)(IV), in substantially the forms attached hereto as EXHIBITS B-1 AND B-2 AND EXHIBIT C.

                           (v)      INVENTIONS ASSIGNMENT AGREEMENTS. An
Inventions Agreement in substantially the form of EXHIBIT C attached to this Agreement executed by each employee of Summus who is to become an employee of HSNS (each, an "INVENTIONS AGREEMENT"), except as waived by HSNS with regard to particular employees.

                           (vi)     RELEASE FROM NEW EMPLOYEES. Releases
substantially in the form of EXHIBIT G-2 attached to this Agreement, executed by each employee of Summus who is to become an employee of HSNS.

                           (vii)    BILL OF SALE AND OTHER TRANSFER DOCUMENTS. A
General Bill of Sale and Assignment in substantially the form attached to this Agreement as EXHIBIT E, pursuant to which Summus shall convey to HSNS all of Summus' right, title and interest in and to the Acquired Assets, free and clear of any and all liens, claims, charges and encumbrances, other than Permitted Encumbrances, and such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as HSNS and its legal counsel shall reasonably request.

                           (viii)   ASSIGNMENT OF CONTRACTS. The Assignment and
Assumption of Contracts referred to in PARAGRAPH 3.2(A).

                           (ix)     STOCK ESCROW AGREEMENT. The Stock Escrow
Agreement pursuant to the provisions of PARAGRAPH 2.1.

                           (x)      RELEASES FROM STOCKHOLDERS OF SUMMUS.
Releases substantially in the form of EXHIBIT G-1 attached to this Agreement executed by Summus and each of the Summus shareholders listed on Schedule 3.2(b)(x).

                           (xi)     VOTING TRUST AGREEMENT. A Voting Trust
Agreement substantially in the form of EXHIBIT F attached to this Agreement (the "VOTING TRUST AGREEMENT") executed by Bjorn Jawerth.

                           (xii)    SECURITIES REPRESENTATIONS. A representation
of each shareholder of Summus substantially in the form of EXHIBIT K attached to this Agreement, if the NORTH

CAROLINA PERMIT referred to in PARAGRAPH 4.11(A) has not been obtained prior to the Closing Date.

                  (c) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived in writing satisfaction or performance thereof as a condition precedent to Closing).

                  (d) Each party shall, at the request of any other party from time to time and at any time, whether on or after the Closing, and without further consideration, execute and deliver such deeds, assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably necessary to procure for the party so requesting, and its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Acquired Assets or the Acquired Business, or for the assumption of the Assumed Liabilities, or to otherwise satisfy and perform the obligations of the parties hereunder.

4.       ADDITIONAL PROVISIONS

         4.1 EXPENSES. Except as may be otherwise provided herein, each party hereto shall pay all of its own expenses in connection with the negotiations among the parties, and the authorization, preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including without limitation the fees and expenses of its respective counsel.

         4.2 BROKERS. HSNS shall indemnify the Stockholders and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of HSNS. Summus and the Stockholders shall indemnify HSNS and hold it harmless from and against all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of the Stockholders (or any of them) or Summus.

         4.3 PUBLICITY. The parties will not make, and will cause their respective representatives, officers, directors, employees and Affiliates not to make, any public disclosure (whether or not in response to an inquiry) regarding the subject matter of this Agreement without the prior written consent of the other parties unless required to do so under applicable law (in which event the disclosing party shall provide to the other parties reasonable prior notice of the content of the disclosure and the opportunity to review and comment on the disclosure. The parties shall (x) file a single joint press release upon execution of this Agreement (the "JOINT PRESS RELEASE"), in form and content reasonably acceptable to each party, subject to applicable law; and (y) refrain from, and cause their respective representatives, officers, directors, employees and affiliates to refrain from, making any other public disclosure regarding the transactions contemplated by this Agreement until the Closing; provided, however, that HSNS shall have sole authority at its discretion (i) to make any changes to the Joint Press Release and to control the timing of the Joint Press Release to the extent necessary to comply with applicable law; and (ii) to file a Form 8-K with the Securities and Exchange Commission ("SEC") describing the Transaction and to make disclosures in other filings with the SEC and provided, however, that Summus shall have sole authority at its discretion to amend its
Schedule 13D as necessary to comply with applicable law. Notwithstanding the foregoing, communications with customers shall not be considered public disclosure to the extent that such communications are of a type necessary to maintain good relationships with such customers and do not disclose any information which would be relevant to such customers as investors.

         4.4 ACCESS AND INSPECTION; COOPERATION. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use their best efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder. From time to time and at any time, at HSNS' reasonable request, whether on or after the date hereof or the Closing Date, and without further consideration, the Stockholders shall, at HSNS' expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the reasonable opinion of HSNS, in connection with the consummation of the transactions described herein.

         4.5      COVENANT AGAINST COMPETITION AND SOLICITATION.

                  (a) In order to induce HSNS to enter into this Agreement and to issue the Common Stock and make payments as provided herein, Summus and each Stockholder hereby agrees that, for the period of eighteen (18) months immediately following the Closing Date, each of them will not, without the prior written consent of HSNS, for his own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise:

                           (i)      participate in the control or management of
or assist a business that develops, markets, licenses out or sells digital media compression products or services within the Territory (the "BUSINESS"), or assist such a business in the development of digital media compression products or services, or accept employment as a consultant, director, officer or manager by a business engaged in the Business, except HSNS;

                           (ii)     solicit or induce, or in any manner attempt
to solicit or induce, any person employed or engaged by HSNS in any capacity (including, without limitation, as an employee, distributor, independent contractor or agent), to leave such employment or engagement, whether or not such employment or engagement is pursuant to a contract or is at will.

                  (b) Although the parties have, in good faith, used their best efforts to make the provisions of this PARAGRAPH 4.5 reasonable in the scope of activities, geographic area and in duration, and it is not anticipated, nor is it intended, by any of the parties hereto that a Forum of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in respect to the scope of activities, geographic area and in duration, or otherwise, the parties understand and agree that if a Forum of competent jurisdiction determines it necessary to reform the scope of this PARAGRAPH 4.5 in order to make it reasonable in respect to the scope of activities, geographic area or duration, or otherwise, damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to HSNS as of and from the date of such a breach only insofar as the damages for such breach relate to an action which occurred within the scope of activities, geographic area and duration as so reformed.

                  (c) The parties acknowledge that the Acquired Business is international in scope, and that eighteen (18) months is a reasonable duration for the provisions of PARAGRAPH

4.5 above in order for HSNS to commercialize and exploit the technology acquired as part of the Acquired Assets.

         4.6 NONDISCLOSURE AGREEMENT. HSNS, Summus and each Stockholder acknowledge and agree to abide by and be bound by each of the terms and conditions contained in the nondisclosure agreement previously entered into by certain of the parties hereto.

         4.7 CURRENT SUMMUS EMPLOYEES. Summus and the Stockholders shall use their best efforts after the Closing to cause each of the persons employed by Summus as of the Closing Date and set forth on SCHEDULE 4.7 to accept employment by HSNS if offered by HSNS.

         4.8 EMPLOYEE OPTIONS. All Summus stock options will be cancelled at Closing in accordance with the Summus stock option plan. HSNS shall issue stock options to Summus option holders, to replace stock options in Summus stock that are cancelled at Closing. The former Summus option holders will be given options on the number of HSNS shares equal to 18.5629 times the number of Summus shares covered by the cancelled options, including credit for vested options that were not exercised prior to cancellation. The share purchase price will be the lesser of the fair market value of HSNS Common Stock on the date of Closing or on the date of this Agreement. Time to vesting shall not be longer than the period provided in the cancelled Summus option agreements, and credit will be given for time passed under the Summus agreements. Other terms shall be in accordance with standard HSNS stock option agreements.

         4.9 CONFIDENTIAL INFORMATION. Summus and each Stockholder shall use its or his best efforts to protect Confidential Information (as defined below). Summus and each Stockholder will not use (other than for HSNS' benefit) or disclose any of Summus' Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean information, without regard to form, relating to Summus' customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other persons, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to Summus or the Stockholders by third parties that Summus is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a period of two (2) years after the Closing.

         4.10     BOARD OF DIRECTORS & SENIOR MANAGEMENT.

                  (a) Prior to the Closing, HSNS and Summus agree that each party shall maintain its own Board of Directors having a majority of members who are not "INSIDERS." Until the Closing, a Special Committee of the Summus Board of Directors will set guidelines for Summus' expenditures and must approve any proposed deviation from these guidelines before any such expenditure are made. Immediately following the Closing, the size of the HSNS Board shall be increased to ten, current members of the Board of Directors of HSNS (the "HSNS BOARD"), Herman Rush, Richard Seifert, Cristine Wittress, Andrew Fox, and Bjorn Jawerth, shall remain on the HSNS Board. Kenneth Marks, Stuart Diamond, Chris Gaertner, Wendi

Tush, and a new CEO shall be elected to the HSNS Board. All directors must stand for re-election after one year at the annual shareholder meeting as per HSNS' by-laws.

                  (b) The following provision shall terminate one hundred twenty (120) days after the Closing: Two Directors from each of HSNS and Summus (other than Andy Fox and Bjorn Jawerth (hereafter referred to as "INSIDERS") shall be appointed as a committee to evaluate management changes and additions. The current management as of the date of this Agreement shall remain in place, unless a majority of the Members of the HSNS Board of Directors who are not Insiders decide otherwise. Members of the HSNS Board of Directors who are not Insiders must approve all proposed significant deviations from HSNS's business strategy. Both HSNS directors (Rush, Siefert, Wittress, Fox) and Summus directors (Jawerth, Diamond, Marks) must approve all contracts having a value in excess of $50,000.

         4.11     FAIRNESS HEARING

                  (a) As soon as reasonably practicable following the execution of this Agreement, HSNS and Summus shall prepare, and the Stockholders shall cause Summus to prepare, the necessary documents and HSNS shall apply to obtain an order of approval (a "NORTH CAROLINA PERMIT") from the Secretary of State of the State of North Carolina (after a hearing before such Secretary) pursuant to Section 78A-30 of the North Carolina Securities Act. Summus and HSNS will respond to, and the Stockholders will cause Summus to respond to, any comments from the Secretary of State of North Carolina and use their commercially reasonable efforts to have the North Carolina Permit granted as soon as practicable after such filing, if applicable.

                  (b) In the event the Secretary of State of the State of North Carolina shall fail to grant a North Carolina Permit in a timely manner, or the North Carolina Permit is not available prior to the Closing, HSNS in its sole and absolute discretion may issue the Stock Purchase Price in a private placement in accordance with applicable federal and state securities laws.

         4.12 RESTRICTIONS ON TRANSFER. All certificates representing HSNS Common Stock deliverable to Summus and/or the Stockholders pursuant to this Agreement and in connection with the transactions described herein and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event) shall bear any legend required by the Secretary of State of the State of North Carolina or such as are required pursuant to any federal, state, local or foreign law governing such securities.

         4.13 EMPLOYEE BENEFITS. Following the Closing, HSNS shall provide to officers and employees of Summus employee benefits based on the positions they hold with HSNS after the Closing under employee benefit plans on terms and conditions which are substantially similar in the aggregate to those provided by HSNS to their similarly situated officers and employees after the Closing. With respect to any benefits plans of HSNS in which the officers and employees of Summus participate after the Closing, HSNS shall use reasonable efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Closing (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Closing, excluded from participation in a Summus benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Closing during the year in which the Closing occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Closing, and (iii) other than with respect to vesting credit with respect to HSNS options granted to such officers and employees, recognize all service of such officers and employees with Summus for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Closing, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

         4.14     INTERIM FINANCING.

                  (a) HSNS has previously provided to Summus a loan of $500,000 (the "PRIOR LOAN") pursuant to a loan agreement dated August, 2000 (the "LOAN AGREEMENT"). Under the Loan Agreement, Summus is required to provide security for repayment, in the form of HSNS Common Stock owned by Summus, in value at least 2.5 times the amount of the debt under the Loan Agreement.

                  (b) HSNS agrees to provide to Summus, under the terms of the Loan Agreement, an additional $235,000 on October 30, 2000, and every two weeks thereafter (the "INTERIM FINANCING") until the earlier of (i) the Closing Date or (ii) three months after the date of this Agreement. A condition to each advance of Interim Financing by HSNS is the provision of adequate security to HSNS, in the form of HSNS Common Stock, so that the total value of security held by HSNS will be at least 2.5 times the total of the Prior Loan and the amount of Interim Financing that will have been provided after that advance, plus any accrued interest.

                  (c) The sole and exclusive remedy for failure of HSNS to make any advance of Interim Financing when scheduled shall be termination of this Agreement. Acceptance by Summus of any advance shall be deemed a waiver of any right to terminate that had previously arisen under this PARAGRAPH 4.14(C).

                  (d) On the Closing Date, the Prior Loan and any interest thereon shall be paid by cancellation of Common Stock held as security therefor, having Market Value equal to the debt being repaid and the remaining Common Stock serving as security for the Prior Loan, provided to HSNS prior to October 30, 2000, shall be returned to Summus.

                  (e) If the Closing occurs, the debt represented by the Interim Financing shall be cancelled, and Common Stock held as security therefor shall be returned to Summus.

                  (f) If the Closing does not occur within sixty (60) days of the date of this Agreement, due to termination of this Agreement or otherwise, the Interim Financing shall be paid by cancellation of Common Stock held as security therefor, having Market Value equal to the debt being repaid. Any remaining Common Stock held as security shall be returned to Summus.

         4.15     PIGGYBACK REGISTRATION.

                  (a) Company Registration. If a North Carolina Permit is not obtained as described above, and the Stock Purchase Price is provided by private placement of Common Stock, and at any time or from time to time HSNS shall determine to register any of its securities, either for its own account or for the account of security holders, other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a demand registration by stockholders who may have demand rights, HSNS will:

                           (i)      Promptly (but in any event within 10
business days) give to each Stockholder written notice thereof; and

                           (ii)     Include in such registration (and any
related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Common Stock included in the Stock Purchase Price specified in a written request or requests, made within 30 days after receipt of such written notice from HSNS, by any Stockholder or Stockholders, except as set forth in part (b) below.

         Such Common Stock shall only be included to the extent that inclusion will not diminish the number of securities included by HSNS.

                  (b) Underwriting. If the registration of which HSNS gives notice is for a registered public offering involving an underwriting, HSNS shall so advise the Stockholders as a part of the written notice given pursuant to part (a)(i) above. In such event the right of any Stockholder to registration pursuant to this PARAGRAPH 4.15 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Common Stock in the underwriting to the extent provided herein.

         All Stockholders proposing to distribute their Common Stock through such underwriting shall, together with HSNS and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by HSNS. Notwithstanding any other provision of this PARAGRAPH 4.15, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Stockholder's Common Stock to be included in the registration and underwriting, or may exclude Stockholder's Common Stock entirely from such registration and underwriting subject to the terms of this Section 2.3. HSNS shall so advise all holders of HSNS's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Stockholder's Common Stock, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Stockholder's Common Stock and other securities that have contractual rights with respect to registration similar to those provided for in this PARAGRAPH 4.15, requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of Stockholder's Common Stock and other securities that have contractual rights with respect to registration that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Stockholder's Common Stock and such other securities held by each such holder at the time of filing the Registration Statement. For purposes of any such underwriter cutback, all Common Stock and other securities held by any holder that is a partnership or corporation, shall also include any

Stockholder's Common Stock and other securities held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single "selling holder," and any pro rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Nothing in this SECTION 2.3(B) is intended to diminish the number of securities to be included by HSNS in the underwriting.

         If any Stockholder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to HSNS and the underwriter. The Stockholder's Common Stock so withdrawn shall also be withdrawn from registration.

                  (c) Right to Terminate Registration. HSNS shall have the right to terminate or withdraw any registration initiated by it under this PARAGRAPH 4.15 prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration.

         4.16 MARKET STAND-OFF AGREEMENT. Summus and each Stockholder agree that none of the Common Stock included in the Share Purchase Price may be sold in public market transactions during the twelve (12) months following the Closing, provided that one and one-half percent (1.5%) of the shares included in the Share Purchase Price (excluding those shares referred to in Paragraphs 9.12 and 9.13) may be sold or otherwise disposed of in each of the third through twelfth months following Closing. Notwithstanding the foregoing, the sale restriction shall not apply to Common Stock obtained through exercise of options converted from agreements with Chris Gaertner for 2,500 Summus options, Stuart Diamond for 10,000 Summus options, and Kenneth Marks for 5,000 Summus options.

         4.17 SALARIES RESERVE. HSNS agrees that for a period of twelve (12) months following Closing, HSNS guarantees payment of the salaries of employees acquired from Summus and listed on Schedule 3.2(b)(iv) so long as they remain employed by HSNS. Throughout such twelve (12) month period, HSNS shall maintain a reserve, in cash or cash equivalents, of at least $800,000 for the purpose of paying such salaries.

         4.18 MODIFICATIONS TO SCHEDULES. Changes to Schedules may be made by the parties prior to Closing by written agreement of the parties.

         4.19 RETIREMENT OF SHARES. Following Closing, HSNS shall retire the 8,239,360 shares of Common Stock purchased as part of the Acquired Assets, and will retire the Common Stock (expected to be 3,111,293 shares) that HSNS receives in distributions by Summus to its shareholders upon liquidation.

         4.20 CERTAIN OPTIONS. HSNS agrees that with regard to options on Common Stock obtained through conversion of certain options on Summus stock held by Chris Gaertner (2,500 Summus options), Stuart Diamond (10,000 Summus options), and Kenneth Marks (5,000 Summus options), when the Company becomes current on its reports required under the

Securities Exchange Act of 1934, and provided in each case that the person in question is eligible to use such form, the Company shall file an Form S-8 with regard to such options.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
         STOCKHOLDERS AND SUMMUS

         The Stockholders and Summus have delivered to HSNS the disclosure memorandum attached hereto and made a part hereof (the "DISCLOSURE MEMORANDUM"), which contains certain information regarding Summus and the Stockholders. The information contained in the Disclosure Memorandum shall be deemed to be part of these representations and warranties if the specific paragraph of this Agreement refers to the Disclosure Memorandum. In addition to the Disclosure Memorandum, the Stockholders and Summus have delivered to HSNS certain documents and materials as a part of HSNS' due diligence investigation, and the Disclosure Memorandum and all such documents and materials are or were true, correct and complete in all material respects as of the date furnished, and any and all modifications or amendments thereto have been or will be delivered to HSNS. To induce HSNS to enter into and perform this Agreement, the Stockholders and Summus further represent and warrant to HSNS as follows:

         5.1      ORGANIZATION, AUTHORITY AND QUALIFICATION.

                  (a) Summus is a corporation duly organized and validly existing under the Laws of the state set forth in the preamble. Summus has offices and places of business at the locations specified in the Disclosure Memorandum. Summus has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. Summus is not required to be qualified as a foreign corporation in any jurisdiction except as set forth in the Disclosure Memorandum and except where failure to be qualified would not have a material adverse effect on the Acquired Business. Summus has previously furnished to HSNS true, correct and complete copies of (i) the articles or certificate of incorporation and bylaws of Summus, as amended to date; (ii) the minutes and other similar records of meetings of the shareholders of Summus and its board of directors, which contain all records of meetings and actions taken in lieu thereof by Summus' shareholders and show all corporate actions taken by Summus' shareholders, the Board of Directors, or any committees thereof, and (iii) the share transfer records, which reflect fully all issuances, transfers and redemptions of Summus' shares since the date of its incorporation.

                  (b) Summus has the full corporate power and authority to execute, deliver and perform this Agreement and any other agreements or instruments contemplated by this Agreement ("OTHER AGREEMENTS") to which it is a party. This Agreement has been and the Other Agreements have been duly and validly executed and delivered by Summus and constitute the valid and legally binding obligations of Summus, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

         5.2      OWNERSHIP OF SHARES; SUBSIDIARIES.

                  (a) The total authorized capital stock of Summus is as set forth in the Disclosure Memorandum.

                  (b) All of the issued and outstanding Shares of Summus are owned of record and beneficially by the stockholders as set forth in the Disclosure Memorandum.

                  (c) All of the outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of Summus' shareholders and other Persons. No Person has any preemptive rights with respect to shares of Summus. Except as set forth in the Disclosure Memorandum, there are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of Summus. Summus is not subject to any obligation to repurchase or otherwise acquire or retire any of its capital stock, and Summus has no Liability for dividends declared or accrued, but unpaid, with respect to its capital stock. Except as set forth on the Disclosure Memorandum, Summus has not purchased or redeemed any of its capital stock, and except as set forth in the Disclosure Memorandum has not paid any dividend or made any other payment to any of the Stockholders or other Related Parties within the past two years.

                  (d) Summus does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in the Disclosure Memorandum. All such interests so set forth are owned of record and beneficially by Summus as set forth in the Disclosure Memorandum and are duly authorized, validly issued, fully paid and nonassessable, and, to the knowledge of Summus, were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

                  (e) Each stockholder of Summus is the legal and beneficial owner of the Shares as set forth on the Disclosure Memorandum. Except as set forth in the Disclosure Memorandum, Summus is the owner of all investments disclosed under Paragraph 5.2(d), free and clear of any and all Liens. Except as set forth in the Disclosure Memorandum, there are no outstanding contracts, demands, commitments or other agreements or arrangements under which Summus is or may become obligated to sell, transfer or assign any of such investments.

         5.3      CAPACITY; INCONSISTENT OBLIGATIONS.

                  (a) Summus and each Stockholder has the full right, power and legal capacity to execute, deliver and perform his or its obligations under this Agreement and the Other Agreements to which Summus or such Stockholder is a party. This Agreement and the Other Agreements have been duly and validly executed and delivered by Summus and each such Stockholder and constitute the valid and legally binding obligations of Summus and each such Stockholder, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

                  (b) The execution, delivery and performance of this Agreement and the Other Agreements to which any Stockholder or Summus is a party will not (i) result in a violation of Summus' articles of incorporation or bylaws, or any Law, or (ii) result in a material breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other material instrument, contract, agreement or commitment or any Order, to which Summus or any Stockholder is a party or by which any of them or any of their respective assets and properties, including, without limitation, the Shares, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the Shares or any of Summus' assets or properties, (x) the acceleration or creation of any Liability of Summus, (y) the forfeiture of any right or privilege of Summus, or (z) the forfeiture of any right or privilege of any Stockholder which may affect such Stockholder's ability to perform under this Agreement, other than such Liens, Liabilities or forfeitures that, individually or in the aggregate, would not have a material adverse effect on the Acquired Business or prevent the consummation of the transactions contemplated hereby.

         5.4 CONSENTS. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance by each Stockholder and Summus of this Agreement and the Other Agreements to which he or it is a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person by Summus or any Stockholder, or (b) impose any other term, condition or restriction on HSNS pursuant to any business combination or takeover Law, except where the failure to obtain such consent or the violation of such restriction would not have a material adverse effect on the Acquired Business.

         5.5 NO VIOLATION; COMPLIANCE WITH LAWS. Except as set forth in the Disclosure Memorandum, Summus is not in default under or in violation of (a) its articles of incorporation or bylaws or (b) any Order. Except as set forth in the Disclosure Memorandum, the operations of Summus have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon Summus in excess of $1,000 shall be deemed to be a material non-compliance). Except as set forth in the Disclosure Memorandum, neither Summus nor any Stockholder has received any notification of any asserted past or present failure by Summus to comply with any applicable Law other than any failure to comply that would not have a material adverse effect on the Acquired Business.

         5.6 POSSESSION OF LICENSES. Except as set forth in the Disclosure Memorandum, Summus possesses all franchises, certificates, licenses, permits and other authorizations from Governments and all other Persons, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business except where failure to have such franchises, certificates, licenses, permits and other authorization would not have a material adverse effect on the Acquired Business, and Summus is not in material violation thereof.

         5.7 BOOKS AND RECORDS; FINANCIAL STATEMENTS, FINANCIAL CONDITION. Prior to the date hereof, the Stockholders have delivered to HSNS copies of Summus' financial statements and related documents, as amended, as identified in the Disclosure Memorandum (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements include Summus' most recent Balance Sheet as of September 30, 2000, (the "REFERENCE DATE BALANCE SHEET"). The date of the Reference Date Balance Sheet is referred to herein as the "REFERENCE DATE".

         The Financial Statements (i) have been prepared from the books and records of Summus in accordance with GAAP, (ii) reflect all Liabilities of the Company required to be reflected therein on such basis as at the date thereof and (iii) fairly present in all material respects the financial position of Summus as of the respective dates of the balance sheets included in the Financial Statements and the consolidated results of its operations for each of the periods then ended. There has been no material adverse change since the Balance Sheet Date in the amount or delinquency of accounts payable of Summus (either individually or in the aggregate), except as set forth in the Disclosure Memorandum. Except as set forth in the Disclosure Memorandum, the Financial Statements are true and correct, in all material respects, present fairly the financial condition of Summus as at the respective dates thereof and the results of Summus' operations for the periods then ended, and are consistent with the books and records of Summus.

         The books and records of Summus are true, correct and complete in all material respects. The stock book of Summus is correct and complete. At the Closing, all of such books and records will be in the possession of Summus.

         5.8 LIABILITIES. Summus has no Liabilities, except (i) those reflected on the Reference Date Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with Summus' past experience during the periods covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, material breach of representation or warranty, tort, product liability, infringement or material violation of Law or Order), and (iii) as may be set forth in the Disclosure Memorandum.

         5.9 TITLE TO PROPERTIES. Summus has good and complete title to all properties and assets reflected in the Reference Date Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the notes to the Reference Date Balance Sheet or as set forth in the Disclosure Memorandum.

         5.10 RECEIVABLES. Except as set forth in the Disclosure Memorandum, all notes and accounts receivable shown on the Reference Date Balance Sheet and all such receivables now held by Summus are, to the knowledge of Summus, valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Date Balance Sheet or as otherwise set forth in the Disclosure Memorandum and, with respect to notes and accounts receivable arising after the Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the Reference Date Balance Sheet or as set forth in Disclosure Memorandum constituted of the aggregate of notes and accounts receivable on such Reference Date Balance Sheet.

         5.11     PERSONAL PROPERTY.

                  (a) Except as set forth in the Disclosure Memorandum, all machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by Summus are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. To the knowledge of Summus, there are no defects or conditions except as set forth in the Disclosure Memorandum which would cause such tangible personal property to be or become inoperable or unsafe.

                  (b) To the knowledge of Summus, all lessors of machinery, equipment or other tangible personal property leased by Summus have performed and satisfied their respective duties and obligations under such leases. Summus has not brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

         5.12     REAL PROPERTY.

                  (a) Summus has good title to all of the real property reflected on the Reference Date Balance Sheet as owned by Summus (collectively, the "OWNED REAL PROPERTY"), free and clear from all defects and Liens, except as may be set forth in the notes to the Reference Date Balance Sheet or in the Disclosure Memorandum. The Disclosure Memorandum lists all Real Property, whether or not owned by Summus, and provides the true and correct street address and name of the owner or lessor of such Real Property.

                  (b) Each parcel or tract of real property which is used by Summus in its business and that is not Owned Real Property (the "LEASED REAL PROPERTY," and collectively with the Owned Real Property, the "REAL PROPERTY") is subject to a written lease or sublease to which Summus is a party as lessee or sublessee (individually a "REAL PROPERTY LEASE"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Stockholders have previously furnished HSNS with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any material default by Summus, or any event of default or event which with notice or lapse of time, or both, would constitute a material default by Summus or (ii) to the knowledge of Summus, any existing material default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a material default by any other party to any Real Property Lease.

                  (c) All of the Owned Real Property is free from development, use or occupancy restrictions, except those imposed by applicable Law, and from special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Owned Real Property is located except where such restrictions or assessments would not have a material adverse effect on the Acquired Business. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Owned Real Property. Summus has the exclusive right of possession of each tract or parcel comprising its Owned Real Property.

                  (d) Except as set forth in the Disclosure Memorandum, the present use, occupancy and operation of the Real Property, and all aspects of the Improvements to the Real Property, are in material compliance with all Laws and private restrictive covenants, and to Summus' knowledge there has not been any proposed change thereto that would affect any of the Real Property or its use, occupancy or operation. There exists no material conflict or dispute with any Government or other Person relating to any Real Property or the activities thereon. To the knowledge of Summus, no portion of the Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would materially restrict its use, development, occupancy or operation in connection with Summus' business. Except as set forth in the Disclosure Memorandum, all Improvements are in good condition and repair, and are suited for the operation of Summus' business.

                  (e) Except as set forth in the Disclosure Memorandum, neither Summus nor any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

                  (f) Except as set forth in the Disclosure Memorandum, all requisite certificates of occupancy and other permits and approvals required with respect to the Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions, except where the lack of such certificates or the presence of such restrictions would not have a material adverse effect on the Acquired Business.

         5.13     ABILITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) The Disclosure Memorandum includes a true and complete list of all Summus Owned Intellectual Property, Summus Licensed Intellectual Property, and Summus Software, all as defined below, separately specified.

                           (i)      "SUMMUS LICENSED INTELLECTUAL PROPERTY"
means all (A) licenses of Intellectual Property and Summus Software to Summus by any third party, other than licenses of commercial off-the-shelf computer software, and (B) agreements between Summus and a third party relating to the development or use of Intellectual Property by Summus, the development or transmission of data, or the use, modification, framing, linking, advertisement or other practices with respect to Internet web sites.

                           (ii)     "SUMMUS OWNED INTELLECTUAL PROPERTY" means
all Intellectual Property owned by Summus.

                           (iii)    "SUMMUS SOFTWARE" means all Software (A)
developed by or for Summus, ownership of which has not been transferred to any third party, or (B) material to the conduct of the business of Summus, or (C) manufactured, distributed, sold, licensed or marketed by Summus.

                           (iv)     "SOFTWARE" means computer software, programs
and databases in any form, including Internet web sites, web site content, member or user lists and information associated therewith and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation, developer notes, comments and annotations.

                  (b) The operation of the business of Summus as currently conducted or as presently contemplated to be conducted and the use of Summus Owned Intellectual Property and Summus Licensed Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no Action is pending or, to the knowledge of Summus, threatened alleging that the operation of such business, or such use of Summus Owned Intellectual Property or Summus Licensed Intellectual Property by Summus, does or may interfere with, conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party.

                  (c) Except as set forth in the Disclosure Memorandum, Summus is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to Summus Owned Intellectual Property and has the right to use Summus Owned Intellectual Property in the ordinary course of its business as conducted or presently contemplated to be conducted. Summus has a valid license or other legal right to use Summus Licensed Intellectual Property in the ordinary course of its business as conducted or as presently contemplated to be conducted, subject to the terms of the license agreements governing Summus Licensed Intellectual Property.

                  (d) Summus Owned Intellectual Property and Summus Licensed Intellectual Property include all of the Intellectual Property used in the ordinary course of the business of Summus, and there are no other items of Intellectual Property that are material to such ordinary course of such business. Summus Owned Intellectual Property and, to the knowledge of Summus, any Intellectual Property licensed to Summus under Summus Licensed Intellectual Property, are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part.

                  (e) No Actions have been asserted, are pending, or, to the knowledge of Summus or the Stockholders, threatened against Summus (i) based upon or challenging or seeking to deny or restrict the use by Summus of any of Summus Owned Intellectual Property or Summus Licensed Intellectual Property,
(ii) alleging that any services provided by, processes used by, or products manufactured or sold by Summus infringe or misappropriate any Intellectual Property right of any third party, or (iii) alleging that Summus Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                  (f) To the knowledge of Summus, no person is engaging in any activity that infringes or misappropriates Summus Owned Intellectual Property or Summus Licensed Intellectual Property. Except as set forth in the Disclosure Memorandum, Summus has not granted any license or other right to any third party with respect to Summus Owned Intellectual Property or Summus Licensed Intellectual Property. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Summus will not breach, violate or conflict with any instrument or agreement concerning Summus Owned Intellectual Property, except as set forth in the Disclosure Memorandum, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of Summus Licensed Intellectual Property or impair the right of HSNS to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Summus Owned Intellectual Property.

                  (g) Summus has delivered or made available to HSNS correct and complete copies of all the licenses of Summus Licensed Intellectual Property. With respect to each such license:

                           (i)      To Summus' knowledge, such license is valid
and binding and in full force and effect and represents the entire agreement between the respective licensor and Summus with respect to the subject matter of such license;

                           (ii)     such license will not cease to be valid and
binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or otherwise give the licensor a right to terminate such license, except as set forth in the Disclosure Memorandum;

                           (iii)    Summus has not (A) received any notice of
termination or cancellation under such license, (B) received any notice of breach or default under such license, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such license that would constitute a breach of such license; and

                           (iv)     neither Summus, nor, to the knowledge of
Summus, any other party to such license is in material breach or default thereof, and, to Summus' knowledge, no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license.

                  (h) Summus Software intended for distribution to customers is free of all viruses, worms, Trojan horses and other material known contaminants, and to the knowledge of Summus does not contain any bugs, errors, or problems of a material nature. Summus has obtained all approvals necessary for exporting Summus Software outside the United States and importing Summus Software into any country in which Summus Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect, except where the failure to keep such approvals in effect would not have a material adverse effect on Summus' business. Except as specified in the Disclosure Memorandum, no rights in Summus Software have been transferred to any third party except to the customers of Summus to whom Summus has licensed such Summus Software in the ordinary course of business. Except as described in the Disclosure Memorandum, none of Summus Software is licensed pursuant to an "open source" or "GNU" license, or incorporates or is based on any Software that is licensed pursuant to an "open source" or "GNU" license.

                  (i) Summus has the right to use all software development tools, library functions, compilers, and other third party software that is material and necessary to the business of Summus, or that is required to operate or modify Summus Software.

                  (j) Summus has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property. To the knowledge of Summus, (i) there has been no misappropriation of any material trade secrets or other material confidential Summus Owned Intellectual Property or Summus Licensed Intellectual Property by any person; (ii) no employee, independent contractor or agent of Summus has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent of Summus; and (iii) no employee, independent contractor or agent of Summus is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Summus Owned Intellectual Property or Summus Licensed Intellectual Property.

                  (k) Summus Software, and every portion thereof, was authored (i) by an employee or employees of Summus working within the scope of their employment such that the contribution of such employee or employees to Summus Software constitutes a "work made for hire" as that term is defined under U.S. Copyright Law or (ii) by a person that has executed a written assignment assigning all right, title, and interest in and to the portion of the software authored by that person to Summus, and Summus has provided copies of all such written assignments to HSNS. Summus has provided HSNS with (i) a complete history of development of the source code of Summus Software, including all versions thereof and modifications thereto, (ii) a list of all software tools, library functions, and other software developed by Summus or by any third party that is or was utilized in the development of Summus Software or that is required to operate or modify Summus Software and (iii) a description of the location and custodian of all such source code, software tools, library functions, and other software. All such source code, software tools, library functions, and other software, is in the possession of Summus. Summus has the right to use such source code, software tools, library functions, and other software to the extent necessary to conduct and to continue to conduct the Business, and Summus has provided HSNS with copies of all written agreements concerning the right to use such source code, software tools, library functions, and other software.

                  (l) SUMMUS AND THE STOCKHOLDERS MAKE NO REPRESENTATIONS, EXPRESS OR IMPLIED, REGARDING THE PERFORMANCE OF THE SUMMUS SOFTWARE, SUMMUS LICENSED INTELLECTUAL PROPERTY OR SUMMUS OWNED INTELLECTUAL PROPERTY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND HEREBY DISCLAIM SUCH WARRANTIES.

                  (m) There have been no transfers of intellectual property owned or developed by Summus since January 1, 2000, except licenses by Summus included in the Acquired Contracts.

         5.14     CONTRACTS.

                  (a) Except as set forth in the Disclosure Memorandum, all Acquired Contracts have been entered into in the ordinary course of Summus' business, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the date of the Closing. Assuming that each such Acquired Contract is completed by HSNS in a manner that consistent with Summus' historical business practices, no Acquired Contract is likely to result in a loss to Summus upon completion of performance and all Acquired Contracts can be materially fulfilled or performed by Summus in accordance with their respective terms without undue or unusual expenditures of money or effort. All Acquired Contracts are listed on the Disclosure Memorandum, and true, correct and complete copies of all Acquired Contracts have been delivered to HSNS.

                  (b) Except as set forth on the Disclosure Memorandum, to the knowledge of Summus and the Stockholders, there are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by Summus under any Acquired Contract. To the knowledge of Summus and the Stockholders, no event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Acquired Contract.

                  (c) Except as set forth on the Disclosure Memorandum, to Summus' and the Stockholders' knowledge, neither this Agreement, the Closing or the relationship between Summus and HSNS has caused or is likely to cause the termination or nonrenewal of any Acquired Contract.

         5.15 INSURANCE. Summus has obtained and maintains insurance policies which it believes provide adequate coverage to insure its assets, properties and business, and all such policies are in full force and effect. Except as set forth on the Disclosure Memorandum, all premiums due on such policies have been paid, and Summus has not received any notice of cancellation with respect thereto. Except for workers' compensation premiums that have not yet been determined, Summus has no Liability for premiums or for retrospective premium adjustments for any period. The Disclosure Memorandum lists the types, amounts of coverage and deductibles of all material insurance policies, and true, correct and complete copies thereof have been delivered to HSNS prior to the date hereof.

         5.16 LITIGATION; CONTINGENCIES. Except as set forth in the Disclosure Memorandum, no Action is pending or, to the knowledge of the Stockholders and Summus, threatened against, by or affecting Summus or the Acquired Assets. There are no unsatisfied judgments or Orders against Summus to which it or its assets and properties are subject.

         5.17 TAXES. Except as set forth in the Disclosure Memorandum, Summus and any entity at any time eligible or required to file a consolidated or combined Tax return with Summus (individually, an "AFFILIATED ENTITY" and collectively, the "AFFILIATED ENTITIES"), have duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "RETURNS") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of Summus and the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by Summus or any Affiliated Entities have been paid to the extent that such Taxes or estimates are due. Except as set forth in the Disclosure Memorandum, Summus has previously provided to HSNS true, correct and complete copies of all Returns filed since inception. Except as set forth on the Disclosure Memorandum, all Taxes imposed on Summus and its Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by Summus for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Summus, and such reserves will be adequate to pay all Taxes of Summus for all periods through the Closing. Except as set forth on the Disclosure Memorandum, to the knowledge of Summus, there is not now any proposed assessment against Summus or any Affiliated Entity of additional Taxes of any kind. Summus is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. Except as set forth on the Disclosure Memorandum, to the knowledge of Summus, there is no dispute or Action concerning any Tax Liability of Summus raised by a Government in writing.

         5.18     EMPLOYMENT AND LABOR MATTERS.

                  (a) Summus and the Stockholders shall encourage each employee, agent, consultant or independent contractor who performs services on a regular basis for Summus, if offered the opportunity, to continue such relationship with HSNS after the Closing.

                  (b) Summus is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to Summus' and the Stockholders' knowledge threatened, between Summus and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of Summus' employees at any time in the past five years. Except as set forth in the Disclosure Memorandum, Summus has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination except where such failure would not have a material adverse effect on the Acquired Business.

                  (c) The Disclosure Memorandum lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by Summus, including each such individual's title, compensation and duties other than any contracts, agreements or arrangements (written or oral) that are not, individually or in the aggregate, material in amount.

         5.19     EMPLOYEE BENEFIT MATTERS.

                  (a) The Disclosure Memorandum lists all "employee benefit plans" within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") to which Summus contributes or is required to contribute (the "SUMMUS PLANS") and all other material practices, commitments, arrangements and agreements pursuant to which Summus provides, directly or indirectly, any benefits for employees. Summus is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA. True, correct and complete copies of all Summus Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to HSNS.

                  (b) Each Summus Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code except where the failure to comply with such Laws would not have a material adverse effect on the Acquired Business. To the knowledge of Summus and the Stockholders after due inquiry, each Summus Plan that is a group health plan within the meaning of Section 607(1) of ERISA and
Section 4980B of the Code has complied and is in compliance in all material respects with the continuation coverage requirements of Section 601 of ERISA and
Section 4980B of the Code. There are no pending claims or, to Summus' and the Stockholders' knowledge threatened claims, by or against any of Summus Plans by any employee or beneficiary covered under such Summus Plan, or by any Government or otherwise involving such Summus Plan or any of its fiduciaries (other than for routine claims for benefits).

                  (c) The Disclosure Memorandum separately identifies any Summus Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("SUMMUS PENSION PLAN") and also lists any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA formerly sponsored by Summus which has been terminated during the last 5 years. All Summus and employee contributions required to be made to each Summus Pension Plan have been made in a timely manner.

                  (d) Except for a Summus Pension Plan, Summus is not bound to provide, and Summus does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Summus beyond their retirement or other termination of service with Summus other than as required by applicable Law. Neither this Agreement nor any transaction contemplated hereby will entitle any current or former employee, officer or director of Summus to severance pay, unemployment compensation or any similar payment under any plan, practice, commitment, arrangement or agreement of Summus described in PARAGRAPH 5.19(A).

         5.20 ENVIRONMENTAL MATTERS. Except as set forth in the Disclosure Memorandum, Summus holds all Environmental Permits necessary for conducting its business and operations and has conducted, and is presently conducting, its business and operations in substantial compliance with all applicable Environmental Laws and Environmental Permits, including, without limitation, all record keeping and filing requirements. To the knowledge of Summus, all Hazardous Materials generated by Summus, wherever located, have been properly removed and disposed of, and, to the knowledge of Summus, no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials from any Real Property, will subject Summus to corrective or compliance action or any other Liability. There are no presently pending, or to Summus' and the Stockholders' knowledge, threatened Actions or Orders against or involving Summus (including any Person for whose acts or omissions Summus is responsible) relating to any alleged, past or ongoing violation.

         5.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. To the knowledge of Summus and the Stockholders, except as set forth on the Disclosure Memorandum, neither Summus nor any officer, employee or agent of Summus, nor any other person acting on behalf of Summus, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder Summus' business (or assist Summus in connection with any actual or proposed transaction) which (a) might subject Summus to any material damage or penalty in any Action or which might have a material adverse effect on Summus or its assets and properties, (b) if not given in the past, might have had a material adverse effect on Summus' business or its assets and properties, or (c) if not continued in the future, might have a material adverse effect on Summus or which might subject Summus to suit or penalty in any Action.

         5.22 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as set forth in the Disclosure Memorandum, Summus is not directly or indirectly a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the Shares of or other equity interest in Summus, (b) any Affiliate of such Person, (c) any director or officer of Summus, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a ten percent (10.0%) beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a ten percent (10.0%) beneficial interest (any or all of the foregoing being referred to herein as "RELATED PARTIES"). Without limiting the generality of the foregoing, except as set forth in the Disclosure Memorandum, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in Summus' business, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business
(i) which is or which within the last three years has been a competitor, customer or supplier of Summus or has done business with Summus, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to Summus' products or Services.

         5.23 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement, or as set forth in the Disclosure Memorandum, since the Reference
Date:

                  (a) There has been no material change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of Summus or in its respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on the Acquired Business, in the aggregate;

                  (b) There has been no material damage, destruction or loss to the assets, properties, or business of Summus, whether or not covered by insurance;

                  (c) The business of Summus has been operated in all material respects in the ordinary course and consistent with its prior practices;

                  (d) The books, accounts and records of Summus have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and with the basis in which the Financial Statements were prepared, and there has been no amendment to the articles of incorporation or bylaws of Summus;

                  (e) There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Summus, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the capital stock or other securities of Summus;

                  (f) Summus has not discontinued or determined to discontinue selling any products or services previously sold by Summus, the sales of which have been material to Summus;

                  (g) There has been no Lien that would have a material adverse effect on the Acquired Business;

                  (h) There has been no sale, transfer, lease or other disposition of any asset of Summus to any Related Party or, except in the ordinary course of Summus' business, to any other Person, and no debt to, or material claim or right of, Summus has been canceled, compromised, waived or released;

                  (i) There has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any right of Summus under any Summus contract or under any franchise, certificate, license, permit or authorization from any Government, except that which would not have a material adverse effect on the Acquired Business;

                  (j) Summus has not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of business;

                  (k) Summus has not paid or committed to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (except in the ordinary course of business and consistent with past practices), nor has Summus entered into any agreement, contract or commitment with any Stockholder or any Related Party or amended the terms of any existing agreement, contract or commitment with any Stockholder or any Related Party; and

                  (l) There has been no change in the authorized, issued or outstanding capital stock or other securities of Summus.

         5.24 BANK ACCOUNTS AND SAFETY DEPOSIT BOXES. The Disclosure Memorandum lists each bank in which Summus maintains an account or safety deposit box, the account numbers, and the names of all persons authorized to draw thereon or have access thereto.

         5.25     [DELETED]

         5.26 CUSTOMERS. The Disclosure Memorandum sets forth (a) the number of customers served by Summus by type of business (b) lists the names of all of Summus' customers by dollar value of sales for the twelve-month period ended December 31, 1999, and Summus' standard rates for such customers for each type of business. Except as set forth in the Disclosure Memorandum, neither Summus nor any Stockholder has received any indication from any customer to the effect that, and neither Summus nor any Stockholder has any reason to believe that, such customer will stop or materially decrease the rate of, buying products or services of Summus as a result of or related to the transactions contemplated herein.

         5.27 FULL DISCLOSURE. No representation or warranty of any Stockholder or Summus contained in this Agreement, the Other Agreements, the Disclosure Memorandum, or any instrument, certificate, agreement or other writing delivered at the Closing by or on behalf of any Stockholder or Summus pursuant to this Agreement or any Other Agreement or in connection with the transactions contemplated herein or therein contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To Summus' and the Stockholders' knowledge, there is no fact which materially adversely affects, or in the future may materially adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of Summus which has not been or is not disclosed in this Agreement, the Disclosure Memorandum or in the other instruments, certificates, agreements or writings furnished to HSNS at the Closing by or on behalf of the Stockholders pursuant to this Agreement or the Other Agreements or in connection with the transactions contemplated herein.

         5.28 NOTICE OF FAIRNESS HEARING. The information supplied by Summus for inclusion in the notice of the Fairness Hearing (as defined in PARAGRAPH
4.12 hereof) to be provided to Summus (the "NOTICE") on the date that the Notice is first mailed to Summus, and on the Closing Date, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading, in light of the circumstances under which they are made.

6.       REPRESENTATIONS AND WARRANTIES OF HSNS

         As an inducement to Summus and the Stockholders to enter into and perform this Agreement, HSNS hereby represents and warrants as follows:

         6.1 ORGANIZATION. HSNS is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida. HSNS has full corporate power and authority and is entitled to own or lease its properties and carry on its business as and in all places where such business is conducted and such properties are owned and leased. HSNS does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any Person other than Summus and Dial2go.

         6.2 AUTHORIZATION; NO INCONSISTENT AGREEMENTS. HSNS has full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements to which it is a party. This Agreement has been, and such Other Agreements have been duly and validly executed and delivered by HSNS and constitute the valid and legally binding obligations of HSNS, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

         6.3 INCONSISTENT OBLIGATIONS. The execution, delivery and performance of this Agreement and the Other Agreements to which HSNS is a party, will not (i) result in a violation of its charter or certificate of incorporation or bylaws or any Law, or (ii) result in a material breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other material instrument, contract, agreement or commitment or any Order to which HSNS is a party or by which any of the assets of HSNS is subject or bound, nor will such actions result in the creation of any Lien on any of the assets of HSNS or the acceleration or creation of any Liability of HSNS, other than such Liens or Liabilities that, individually or in the aggregate, would not have a material adverse effect on HSNS or prevent the consummation of the transactions contemplated hereby.

         6.4 AUTHORIZATION OF COMMON STOCK. The shares of Common Stock to be issued pursuant to this Agreement will be duly authorized and reserved for issuance at or before the Closing and upon issuance pursuant to the terms of this Agreement will be (a) validly issued, fully paid and nonassessable; (b) free of any preemptive rights or rights of first refusal, with the exception of encumbrances contemplated by the Escrow Agreement and the Voting Trust Agreement, the forms of which are attached hereto, and securities law restrictions, free of any Liens or encumbrances.

         6.5 LITIGATION. Except as disclosed on HSNS' financial statements, as have been previously provided to Summus and each Stockholder, there is no material claim, suit, action, arbitration, governmental inquiry, injunction, consent decree or legal, administrative or other proceeding existing, pending, or threatened against or relating to HSNS or its financial condition, nor does HSNS know of or have reasonable grounds for believing that there is any basis for any such action, arbitration, proceeding or inquiry. There is not outstanding any material order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting HSNS or any of its assets.

         6.6 CONSENTS. The execution, delivery and performance by HSNS of this Agreement and the Other Agreements to which it is a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or (b) impose any other term, condition or restriction on HSNS pursuant to any business combination or takeover Law.

         6.7 CAPITAL STRUCTURE OF HSNS. As of the Closing Date, the capital structure of HSNS consists of 50,000,000 authorized shares of common stock, par value $0.001 per share, and 5,000,000 authorized shares of preferred stock, par value $0.001 per share. As of October 30, 2000, 23,685,281 shares of HSNS' common stock were outstanding, which includes

1,425,000 shares instructed to be issued on October 30, 2000 in settlement of a claim, and no shares of HSNS' preferred stock were outstanding. There are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of HSNS other than this Agreement.

         6.8 ACKNOWLEDGEMENT. HSNS acknowledges that HSNS, and its employees, representatives and agents, have been given the opportunity to review, operate, test and evaluate the Summus Software, Summus Owned Intellectual Property and Summus Licensed Intellectual Property to their satisfaction and that HSNS is acquiring the Summus Software, Summus Owned Intellectual Property and Summus Licensed Intellectual Property in reliance solely on HSNS' own review, operation, testing and evaluation of the Summus Software, Summus Owned Intellectual Property and Summus Licensed Intellectual Property and the express representations and warranties set forth in PARAGRAPH
5.13. HSNS acknowledges that the Summus Software, Summus Owned Intellectual Property and Summus Licensed Intellectual Property are being acquired without any warranties, except to the extent provided under PARAGRAPH 5.13.

         6.9 SEC DOCUMENTS; HSNS FINANCIAL STATEMENTS. HSNS has furnished or made available to Summus true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2000, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of HSNS, including the notes thereto, included in the SEC Documents (the "HSNS FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), present fairly the consolidated financial position of HSNS at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments), and reflect all Liabilities of HSNS required to be reflected therein in accordance with GAAP as at the date thereof. There has been no change in HSNS accounting policies except as described in the notes to the HSNS Financial Statements; provided, however, HSNS may have restated or may restate one or more of the HSNS Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof. Since the date of the HSNS Financial Statements, there has not been a material increase in the Liabilities of HSNS and there has been no material adverse change in the financial condition of HSNS, other than expenditure of funds and incurring of debt in the normal course of business.

         6.10 NOTICE OF FAIRNESS HEARING. The information supplied by HSNS for inclusion in the Notice on the date that the Notice is first mailed to Summus, and on the Closing Date, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they are made.

         6.11 FULL DISCLOSURE. No representation or warranty of HSNS contained in this Agreement, the Other Agreements, the SEC Documents, or any instrument, certificate, agreement or other writing delivered at the Closing by or on behalf of HSNS pursuant to this Agreement or any Other Agreement or in connection with the transactions contemplated herein or therein contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To HSNS' knowledge, there is no fact which materially adversely affects, or in the future may materially adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of HSNS which has not been or is not disclosed to Summus or the Stockholders by HSNS, including but not limited to any such disclosures made in this Agreement or in the other instruments, certificates, agreements or writings furnished to Summus or the Stockholders by or on behalf of HSNS. HSNS is a publicly traded company, and Summus has access to all public company reports filed by HSNS.

7.       INDEMNITIES

         7.1      INDEMNIFICATION AND PAYMENT OF INDEMNIFIED LOSSES BY SUMMUS.

                  (a) In accordance with and subject to the provisions of this Article 7, Summus hereby agrees to indemnify and hold harmless HSNS, its Affiliates, and the officers, directors, and agents of HSNS, and their Affiliates (collectively, the "HSNS INDEMNITEES") from and against, and will pay to the HSNS Indemnitees the amount of any loss, liability, claim, damage, cost or expense (including reasonable costs of investigation and defense and reasonable attorneys' and experts' fees and expenses and amounts paid in settlement) or diminution of value, whether or not involving a third-party claim (collectively, the "INDEMNIFIED LOSSES"), arising, directly or indirectly, from or in connection with or incurred as a result of:

                           (i)      any breach of any representation or warranty
made by Summus or the Stockholders in this Agreement, the Disclosure Memorandum or in any certificate delivered by Summus or the Stockholders pursuant to this Agreement; or

                           (ii)     any breach by Summus or the Stockholders of
any covenant or obligation of Summus or the Stockholders in this Agreement; or

                           (iii)    any obligation of Summus that was not an
Assumed Liability.

                  (b) Notwithstanding any provision herein to the contrary, Summus (and not the Stockholders) shall be solely responsible for indemnification under this Section 7.1. Furthermore, Summus shall not have any obligation to indemnify the HSNS Indemnitees for any Indemnified Losses resulting from the breach or breaches of any representation or warranty of Summus or the Stockholders contained in this Agreement or in the Disclosure Memorandum or in any certificate relating thereto and delivered by Summus or the Stockholders pursuant to this Agreement: (i) until the HSNS Indemnitees have suffered Indemnified Losses, by reason of such breach or breaches, in excess of $25,000 in the aggregate (the "SUMMUS BASKET"); provided that once the HSNS Indemnitees' aggregate Indemnified Losses exceed the Summus Basket, Summus shall indemnify the HSNS Indemnitees for all such Indemnified Losses suffered, and
(ii) to the extent that the aggregate Indemnified Losses the HSNS Indemnitees have suffered by reason of all such breaches of representations and warranties of Summus and the Stockholders exceed the value of the Escrowed Shares (the "SUMMUS CAP"), in the absence of fraud or intentional misrepresentation, Summus and the Stockholders will have no obligation to indemnify the HSNS Indemnitees for further Indemnified Losses in excess of the Summus Cap. Such indemnification shall be payable by Summus exclusively by relinquishing that number of the Escrowed Shares to HSNS equal to the amount of such Indemnified Losses (subject to the Summus Cap) divided by the Market Price of the Escrowed Shares.

         7.2      INDEMNIFICATION AND PAYMENT OF LOSSES BY HSNS.

                  (a) In accordance with and subject to the provisions of this Article 7, HSNS hereby agrees to indemnify and hold harmless Summus, its Affiliates, and the officers, directors, and agents of Summus, and their Affiliates (collectively, the "SUMMUS INDEMNITEES") from and against, and will pay to the Summus Indemnitees the amount of any Indemnified Losses, arising, directly or indirectly, from or in connection with or incurred as a result of:

                           (i)      any breach of any representation or warranty
made by HSNS in this Agreement, the Disclosure Memorandum or in any certificate delivered by HSNS pursuant to this Agreement; and

                           (ii)     any breach by HSNS of any covenant or
obligation of HSNS in this Agreement.

                  (b) Notwithstanding anything in this PARAGRAPH 7.2(B) to the contrary, HSNS shall have no obligation to indemnify the Summus Indemnitees for any Indemnified Losses resulting from the breach or breaches of any representation or warranty of HSNS contained in this Agreement or in the Disclosure Memorandum or in any certificate relating thereto and delivered by Summus or the Stockholders pursuant to this Agreement: (i) until the Summus Indemnitees have suffered Indemnified Losses, by reason of such breach or breaches, in excess of $25,000 in the aggregate (the "HSNS BASKET"); provided that once the Summus Indemnitees' aggregate Indemnified Losses exceed the HSNS Basket, HSNS shall indemnify the Summus Indemnitees for all such Indemnified Losses suffered, and (ii) to the extent that the aggregate Indemnified Losses the Summus Indemnitees have suffered by reason of all such breaches of representations and warranties of HSNS exceed the value of 2,000,000 shares of Common Stock (the "HSNS CAP"), in the absence of fraud or intentional misrepresentation, HSNS will have no obligation to indemnify the Summus Indemnitees for further Indemnified Losses in excess of the HSNS Cap. Such indemnification shall be payable by HSNS exclusively by issuing an additional number of shares of Common Stock to Summus equal to the amount of such Indemnified Losses (subject to the HSNS Cap) divided by the Market Price of the Common Stock.

         7.3      SURVIVAL.

                  (a) The representations and warranties of each Stockholder and Summus contained in this Agreement, any Other Agreement, the Disclosure Memorandum or in any certificate, instrument, agreement or other writing delivered by or on behalf of any Stockholder or Summus pursuant to this Agreement or in connection with the transactions contemplated herein are made as of the date of this Agreement and shall survive the consummation of the transactions contemplated herein and all such representations and warranties shall be of no further force and effect after the expiration of one (1) year from the date of the Closing (the "SURVIVAL PERIOD"); provided, however, that the Survival Period shall not apply to the representations, warranties, covenants, agreements and indemnifications set forth in PARAGRAPH

5.17, PARAGRAPH 5.19 and PARAGRAPH 5.20 hereof, which shall survive for the applicable statute of limitations on claims by third parties.

                  (b) The representations and warranties of HSNS contained in this Agreement, any Other Agreement, or in any certificate, instrument, agreement or other writing delivered by or on behalf of HSNS pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of Summus and the Stockholders and the consummation of the transactions contemplated herein and all such representations and warranties shall be of no further force and effect after the expiration the Survival Period.

                  (c) Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of either the Survival Period, as applicable, may be pursued and resolved after such expiration. Anything in this PARAGRAPH 7.5 to the contrary notwithstanding, Summus shall remain liable, during the Survival Period and thereafter, for all liabilities and obligations of Summus not assumed pursuant to PARAGRAPH 2.2, including, without limitation, the Excluded Liabilities specified in PARAGRAPH 2.3.

         7.4      PROCEDURE FOR INDEMNIFICATION - THIRD-PARTY CLAIMS.

                  (a) An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any Proceeding resulting from such claim; provided, however, that failure to promptly give any such notice shall not affect the indemnification provided under this PARAGRAPH 7 except to the extent such indemnifying party shall have been actually and materially prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim or Proceeding if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim or Proceeding and pay any and all damages that may result therefrom, or if the claim or Proceeding (i) could result in imprisonment of the indemnified party, (ii) could result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a Material Adverse Effect on the indemnified party unrelated to the size of such penalty or fine or (iii) could result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair HSNS's right or ability to operate the Acquired Business. If an indemnifying party assumes the defense of such third party claim or Proceeding, such indemnifying party shall agree prior thereto, in writing, that it is liable under this PARAGRAPH 7 to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim or Proceeding, shall conduct such defense diligently, shall have full and complete control over the conduct of such claim or Proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such claim or Proceeding; provided, however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such claim or Proceeding and retain separate co-counsel at its sole cost and expense (except that the indemnifying party shall be responsible for the reasonable fees and expenses of one separate co-counsel for the indemnified party to the extent the indemnified party is advised by its counsel that the counsel the indemnifying party has selected has a conflict of interest) and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or Proceeding by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or Proceeding.

                  (b) If no indemnifying party is permitted or elects to assume the defense of any such claim or Proceeding by a third party, the indemnified party shall diligently defend against such claim or Proceeding in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or Proceeding, a such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel (in addition to local counsel, if required) shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

                  (c) The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any claim or Proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this PARAGRAPH 7.4, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

         7.5 SATISFACTION OF INDEMNITY OBLIGATIONS. Notwithstanding any other provision of this PARAGRAPH 7, an indemnifying party shall have no obligation to make a payment on indemnity obligations until the end of the Survival Period. Indemnity obligations pursuant to this PARAGRAPH 7 shall be satisfied at the end of the Survival Period by the release of Escrowed Shares to HSNS, in the case of payments owed to HSNS Indemnitees, or the delivery by HSNS of additional shares of Common Stock to Summus, in the case of payments owed to Summus Indemnitees.

         7.6 SOLE AND EXCLUSIVE REMEDY. The payment of indemnity obligations by release of Escrowed Shares, or issue of new shares of Common Stock by HSNS as described above, shall be the sole and exclusive remedies for breach of any representation or warranty made in this Agreement, or breach of any covenant or obligation under this Agreement.

8.       CONDITIONS TO OBLIGATIONS OF HSNS

         The obligations of HSNS under this Agreement to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Summus and the Stockholders contained in this Agreement or in the Disclosure Memorandum or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

         8.2 PERFORMANCE OF COVENANTS. Summus and the Stockholders shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         8.3 LACK OF ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on Summus, including the loss of any significant customer of Summus.

         8.4 UPDATE CERTIFICATE. HSNS shall have received favorable certificates, dated the Closing Date, signed by Summus and each of the Stockholders as to the matters set forth in Paragraphs 8.1, 8.2 and 8.3.

         8.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any governmental authority shall be in effect that restrains or prohibits any transaction contemplated by this Agreement or that would limit or affect HSNS's ownership or operation of the Acquired Business; no writ, action, investigation, inquiry or proceeding by any governmental authority shall be pending or threatened against HSNS, Summus or any Stockholder that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated by this Agreement or that seeks to limit or otherwise affect HSNS's right to own or operate the Acquired Business.

         8.6 APPROVALS AND CONSENTS. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Summus for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Summus shall have been obtained and made by Summus, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on Summus.

         8.7 OPINION OF COUNSEL. Summus and the Stockholders shall have delivered to HSNS an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., dated the Closing Date and addressed to HSNS, as to such matters as are customarily covered by opinions in connection with transactions similar to this transaction, in form and substance reasonably satisfactory to HSNS.

         8.8 BOARD AND SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite votes of the Board of Directors and stockholders of Summus, with no dissenting stockholders exercising appraisal rights, in accordance with the Delaware General Corporation Law.

         8.9 DELIVERY OF DOCUMENTS. Summus and the Stockholder shall have delivered the closing documents set forth in PARAGRAPH 3 and such other certificates, documents and papers as HSNS or its counsel may reasonably request.

         8.10 TAX MATTERS RELATING TO TRANSACTIONS. Summus and the Stockholders shall have provided a tax representation letter to Kilpatrick Stockton L.L.P. for purposes of rendering the tax opinion required by PARAGRAPH
3. The value of consideration considered to be "boot" for purposes of Section 368(a)(1)(C) of the Code shall not exceed the fair market value of the shares of Common Stock included in the Stock Purchase Price.

         8.11 PERMIT. The Secretary of State of the State of North Carolina (or designee) shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a North Carolina Permit, or in the event a North Carolina Permit shall not have been issued in a timely manner, HSNS shall have determined in its sole and absolute discretion to effect the issuance of the Stock Purchase Price in a private placement in accordance with applicable federal and state securities laws, subject to the execution and delivery of a Registration Rights Agreement as contemplated in PARAGRAPH 8.12 below.

         8.12 CHARTER AMENDMENT. The charter documents of HSNS have been amended, if necessary, to increase the number of authorized shares to amounts sufficient for the transactions contemplated in this Agreement and its Exhibits.

9.       CONDITIONS TO OBLIGATIONS OF SUMMUS AND THE STOCKHOLDERS

         The obligations of Summus under this Agreement to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date (unless otherwise indicated), of each of the following conditions, unless said conditions are waived by Summus:

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of HSNS contained in this Agreement or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

         9.2 LACK OF ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any incident or event, which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on HSNS.

         9.3 PERFORMANCE COVENANTS. HSNS shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date, and HSNS shall have performed and complied with its financing guarantee obligations as set forth in PARAGRAPH 4.11.

         9.4 UPDATE CERTIFICATE. Summus and the Stockholders shall have received favorable certificates, dated the Closing Date, signed by HSNS as to the matters set forth in PARAGRAPH 9.1, PARAGRAPH 9.2 AND PARAGRAPH 9.3.

         9.5 NO GOVERNMENTAL OR OTHER PROCEEDING LITIGATION. No writ, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against HSNS, Summus or any Stockholder that challenges the validity or legality or seeks to restrain or prohibit the transactions contemplated under this Agreement.

         9.6 OPINION OF COUNSEL. HSNS shall have delivered to Summus an opinion of Kilpatrick Stockton L.L.P, dated the Closing Date and addressed to Summus, as to such matters as are customarily covered by opinions in connection with transactions similar to this transaction, in form and substance reasonably satisfactory to Summus.

         9.7 DELIVERY OF DOCUMENTS. HSNS shall have delivered to Summus the closing documents set forth in PARAGRAPH 3 and such other certificates, documents and papers as Summus or their counsel may reasonably request.

         9.8 TAX MATTERS RELATING TO TRANSACTION. HSNS shall have provided a tax representation letter to Kilpatrick Stockton L.L.P. for purposes of rendering the tax opinion required by PARAGRAPH 3. The value of merger consideration considered to be "boot" for purposes of Section 368(a)(1)(C) of the Code shall not exceed the Market Value of the shares of Common Stock included in the Stock Purchase Price.

         9.9 BOARD AND SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite votes of the Board of Directors and stockholders of Summus, with no dissenting stockholders exercising appraisal rights, in accordance with the Delaware General Corporation Law.

         9.10 PERMIT. The Secretary of State of the State of North Carolina shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a North Carolina Permit, or in the event a North Carolina Permit shall not have been issued in a timely manner, HSNS shall have determined in its sole and absolute discretion to effect the issuance of the Stock Purchase Price in a private placement in accordance with applicable federal and state securities laws.

         9.11 APPROVALS AND CONSENTS. All consents, waivers, approvals, authorizations or orders required to be obtained, by Summus for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Summus shall have been obtained and made by Summus, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on Summus.

         9.12 PRIVATE PLACEMENT AGREEMENT FOR THE SALE OF BJORN JAWERTH'S HSNS COMMON STOCK. Bjorn Jawerth shall have entered into an agreement between HSNS' investment banker for the private sale of $2,500,000 worth of shares of HSNS Common Stock owned by Bjorn Jawerth, which agreement shall not be delayed by Bjorn Jawerth.

         9.13 PRIVATE PLACEMENT AGREEMENT FOR THE SALE OF KERSTIN JAWERTH'S HSNS COMMON STOCK. If a North Carolina Permit has not been obtained, Kerstin Jawerth shall have entered into an agreement between HSNS' investment banker for the private sale of $1,000,000 worth of shares of HSNS Common Stock owned by Kerstin Jawerth, which agreement shall not be delayed by Kerstin Jawerth.

         9.14 FINANCING CONTINGENCY. HSNS's investment banker shall have advised HSNS that it has raised and has on deposit at least $7.5 million, which will be invested in HSNS immediately following the Closing. This amount will include (i) amounts to purchase shares of Bjorn Jawerth and/or Kerstin Jawerth under PARAGRAPH 9.12 or PARAGRAPH 9.13; and (ii) amounts raised by Summus or provided by HSNS as interim financing for Summus between October 23, 2000, and the Closing Date.

         9.15 CHARTER AMENDMENT. The charter documents of HSNS have been amended, if necessary, to increase the number of authorized shares to amounts sufficient for the transactions contemplated in this Agreement and its Exhibits.

10.      MISCELLANEOUS

         10.1 NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, receipt confirmed, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this PARAGRAPH 10.1 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Any party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

         10.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         10.3 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of North Carolina, without regard to its conflicts of Laws rules. The parties hereby irrevocably and unconditionally consent and submit to the personal jurisdiction of any state court sitting in Wake County, North Carolina or any federal court sitting in the Eastern District of North Carolina, with respect to any Action to enforce this Agreement and the transactions contemplated hereby, and the parties also expressly consent and submit to and agree that venue in any such Action is proper in said courts and county, and the parties hereby expressly waive any and all personal rights under applicable law or in equity to object to the jurisdiction and venue of said courts and county. The jurisdiction and venue of the courts and county consented and submitted to and agreed upon in this Paragraph are not exclusive, but are cumulative and in addition to the jurisdiction and venue of any other court under any applicable law or in equity.

         10.4 WAIVER OF RIGHT TO JURY TRIAL. Each party hereto waives all right to trial by jury in any Action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the transactions contemplated by this Agreement, to the fullest extent permitted by law.

         10.5 SUCCESSORS AND ASSIGNS. HSNS may not assign this Agreement without the prior written consent of HSNS; provided that after the Closing Date, HSNS may assign this Agreement to an affiliate of HSNS or as part of a sale or transfer of the stock, assets, or business of HSNS without such consent being required. Summus and the Stockholders may not assign this Agreement without the prior written consent of HSNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         10.6 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         10.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         10.8 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         10.9 NUMBER AND GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         10.10 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits attached hereto and the Other Agreements referenced herein, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties with respect to the matters covered hereby; provided, however, that any nondisclosure agreement between HSNS and Summus shall continue in full force and effect in accordance with its terms. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

         10.11 TERMINATION OF AGREEMENT. The parties hereto shall be entitled to terminate this Agreement as follows, provided that no such termination shall limit or terminate any liability of one party to another for any breach hereof:

                  (a) the parties hereto may terminate this Agreement by mutual consent at any time;

                  (b) either party may terminate this Agreement if the Closing does not occur within sixty (60) days of the date of this Agreement;

                  (c) any party may terminate this Agreement by written notice to the other parties hereto on or prior to the Closing Date if any court or other governmental instrumentality of competent jurisdiction shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                  (d) by Summus, if HSNS has failed to provide Interim Financing when scheduled, as provided in PARAGRAPH 4.14.

11.      DEFINITIONS

         11.1 For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

         "ACTION" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

         "ACQUIRED ASSETS" shall have the meaning set forth in PARAGRAPH 1.1.

         "ACQUIRED BUSINESS" shall have the meaning set forth in the PREAMBLE.

         "ACQUIRED CONTRACTS" shall have the meaning set forth in PARAGRAPH 1.1(G).

         "AFFILIATE" of any specified Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such specified Person.

         "AFFILIATED ENTITY" or "AFFILIATED ENTITIES" shall have the meaning set forth in Paragraph 5.17.

         "AGREEMENT" shall have the meaning set forth in the PREAMBLE.

         "ASSUMED LIABILITIES" shall have the meaning set forth in PARAGRAPH
2.2.

         "BUSINESS" shall have the meaning set forth in PARAGRAPH 4.5.

         "CEO" shall mean the Chief Executive Officer.

         "CLOSING" shall have the meaning set forth in PARAGRAPH 3.1.

         "CLOSING DATE" shall have the meaning set forth in PARAGRAPH 3.1.

         "CODE" shall mean the United States Internal Revenue Code of 1986 and the Rules and Regulations promulgated thereunder from time to time, in each case as amended.

         "COMMON STOCK" shall have the meaning set forth in PARAGRAPH 1.2.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in PARAGRAPH 4.9.

         "CONTROL" means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         "DISCLOSURE MEMORANDUM" shall have the meaning set forth in the introduction to ARTICLE 5.

         "ENVIRONMENTAL LAWS" shall mean all Laws, general or particular conditions, requirements, decrees, and covenants relating to health, safety and the environment, including, without limitation, Laws and covenants relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, directives, guidelines, policies, plans, Orders, stipulations, provisions and conditions of Environmental Permits, licenses, stipulations, certificates of authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

         "ERISA" shall have the meaning set forth in PARAGRAPH 5.19(A).

         "ESCROW AGENT" shall have the meaning set forth in PARAGRAPH
2.1(B)(II).

         "ESCROW AGREEMENT" shall have the meaning set forth in PARAGRAPH
2.1(B).

         "ESCROWED SHARES" shall have the meaning set forth in PARAGRAPH 2.1(B)(I).

         "EXCLUDED LIABILITIES" shall have the meaning set forth in PARAGRAPH
2.3.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in PARAGRAPH
5.7.

         "FORUM" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

         "GAAP" shall mean generally accepted accounting principles, consistently applied.

         "GOVERNMENT" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

         "HAZARDOUS MATERIAL" shall mean any substance or material, including without limitation raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation petroleum and all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

         "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "ARTICLE," "PARAGRAPH," "EXHIBIT" and like references are to this Agreement unless otherwise specified.

         "HSNS" shall have the meaning set forth in the PREAMBLE.

         "HSNS BASKET" shall have the meaning set forth in PARAGRAPH 7.2(B).

         "HSNS BOARD" shall have the meaning set forth in PARAGRAPH 4.10.

         "HSNS CAP" shall have the meaning set forth in PARAGRAPH 7.2(B).

         "HSNS INDEMNITIES" shall have the meaning set forth in PARAGRAPH
7.1(A).

         "IMPROVEMENTS" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

         "INDEMNIFIED LOSSES" shall have the meaning set forth in PARAGRAPH 7.1(A).

         "INSIDER" shall have the meaning stated in 15 U.S.C.A. ss.78p(a).

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in PARAGRAPH 1.1(E).

         "INVENTIONS AGREEMENT" shall have the meaning set forth in PARAGRAPH 3.2(B)(IV).

         "INVENTORY" shall have the meaning set forth in PARAGRAPH 1.1(D).

         "JOINT PRESS RELEASE" shall have the meaning set forth in PARAGRAPH
4.3.

         "KNOWN," "TO THE KNOWLEDGE OF," "AWARE" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity is actually, personally aware of such fact or other matter (other than by virtue of imputed or constructive knowledge), without any obligation or duty to conduct any type of investigation or make any inquiry; in the case of Summus, "KNOWLEDGE" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

         "LAW" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

         "LEASED REAL PROPERTY" shall have the meaning set forth in PARAGRAPH 5.12(B).

         "LIABILITY" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

         "LIEN" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

         "MARKET PRICE" shall mean the average of the closing bid and asked price per share of the HSNS Common Stock for the ten trading days prior to the relevant date.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or conditions, financial or otherwise.

         "NOTICE" shall have the meaning set forth in PARAGRAPH 5.27.

         "ORDERS" shall mean all applicable orders, writs, judgments, injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

         "OTHER AGREEMENTS" shall have the meaning set forth in PARAGRAPH
5.1(B).

         "OWNED REAL PROPERTY" shall have the meaning set forth in PARAGRAPH
5.12.

         "PERMITTED ENCUMBRANCES" shall have the meaning set forth in PARAGRAPH 1.1.

         "PERSON" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

         "PROCEEDING" shall include any pending claims, action, investigation, arbitration, litigation, review or other proceeding (i) that has been commenced or against the party or that otherwise relates to or may affect the business of, or any of the properties or assets owned or used by, the party; or (ii) that challenges, or that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         "PURCHASE PRICE" shall have the meaning set forth in PARAGRAPH 2.1.

         "REAL PROPERTY" shall have the meaning set forth in PARAGRAPH 5.12(B).

         "REAL PROPERTY LEASE" shall have the meaning set forth in PARAGRAPH 5.12(B).

         "REFERENCE DATE" shall have the meaning set forth in PARAGRAPH 5.7.

         "REFERENCE DATE BALANCE SHEET" shall have the meaning set forth in PARAGRAPH 5.7.

         "RELATED PARTIES" shall have the meaning set forth in PARAGRAPH 5.22.

         "RETURNS" shall have the meaning set forth in PARAGRAPH 5.17.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHARES" shall mean all of the issued and outstanding shares of capital stock of Summus.

         "SOFTWARE" shall have the meaning set forth in PARAGRAPH 5.13(IV).

         "STOCKHOLDER" or "STOCKHOLDERS" shall have the meaning set forth in the PREAMBLE.

         "STOCK PURCHASE PRICE" shall have the meaning set forth in PARAGRAPH
2.1.

         "SUMMUS" shall have the meaning set forth in the PREAMBLE.

         "SUMMUS BASKET" shall have the meaning set forth in PARAGRAPH 7.1(B).

         "SUMMUS CAP" shall have the meaning set forth in PARAGRAPH 7.1(B).

         "SUMMUS INDEMNITIES" shall have the meaning set forth in PARAGRAPH 7.2(A).

         "SUMMUS LICENSED INTELLECTUAL PROPERTY" shall have the meaning set forth in PARAGRAPH 5.13(A)(I).

         "SUMMUS OWNED INTELLECTUAL PROPERTY" shall have the meaning set forth in PARAGRAPH 5.13(A)(II).

         "SUMMUS PENSION PLAN" shall have the meaning set forth in PARAGRAPH
5.19.

         "SUMMUS PLANS" shall have the meaning set forth in PARAGRAPH 5.19(A).

         "SUMMUS' SERVICES" shall have the meaning set forth in the PREAMBLE.

         "SUMMUS SOFTWARE" shall have the meaning set forth in PARAGRAPH 5.13(A)(III).

         "SUMMUS SURVIVAL PERIOD" shall have the meaning set forth in PARAGRAPH 7.3(A).

         "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

         "TERRITORY" shall mean anywhere within the United States of America, Canada or Mexico, the countries of the European Economic Union, East Asia and India.

         "VOTING TRUST AGREEMENT" shall have the meaning set forth in PARAGRAPH 3.2(B)(IX).

         "WARRANT EXERCISE PERIOD" shall have the meaning set forth in PARAGRAPH 2.1(C).

         "WARRANT EXERCISE PRICE" shall have the meaning set forth in PARAGRAPH 2.1(C).

         "WARRANTS" shall have the meaning set forth in PARAGRAPH 2.1(C).

                                    * * * * *

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.


HIGH SPEED NET SOLUTIONS, INC.                                SUMMUS, LTD.
By:                                                           By:
   --------------------------------------------------            --------------------------------------------
                  Andrew Fox, President                                         Bjorn Jawerth, President
Address:          434 Fayetteville Street Mall                Address:          434 Fayetteville Street Mall
                  Suite 2120                                                    Suite 200
                  Raleigh, North Carolina  27601                                Raleigh, North Carolina  27601
Facsimile No: (919) 645-2611                                  Facsimile No:     (919)
                                                                                     ---------------


                                                              STOCKHOLDER'S
                                                               PERCENTAGE:               STOCKHOLDERS:
                                                               ----------
                                                               56.63%
                                                                                -----------------------------
                                                                                Name:    Bjorn Jawerth
                                                                                Address:
                                                                                        ---------------------

                                                                                -----------------------------
                                                                                Facsimile No.:
                                                                                              ---------------

EXHIBITS:


EXHIBIT A - Assumption Agreement
EXHIBIT B-1 - Form of Bjorn Jawerth agreement
EXHIBIT B-2 - General form of employment offer letter
EXHIBIT C - Noncompetition, Confidentiality and Assignment of Inventions
            Agreement
EXHIBIT D - Escrow Agreement
EXHIBIT E - Bill of Sale and Assignment
EXHIBIT F - Voting Trust Agreement
EXHIBIT - G-1 - Form of releases by Summus and HSNS shareholders
EXHIBIT G-2 - Form of releases by Summus employees to be hired by HSNS EXHIBIT H - [RESERVED]
EXHIBIT I - Inventions Awards Plan
EXHIBIT J - Assignment of Contracts
EXHIBIT K - Securities Representations


SCHEDULES:


SCHEDULE 1.1 - Permitted Encumbrances
SCHEDULE 1.1(g) -Acquired Contracts
SCHEDULE 2.2(a) - Specified Assumed Liabilities
SCHEDULE 3.2(a)(v) - HSNS Employees from Summus
SCHEDULE 3.2(a)(ix) - HSNS Releasees
SCHEDULE 3.2(b)(iii)- Consents
SCHEDULE 3.2(b)(iv) - Certain Employees
SCHEDULE 3.2(b)(x) - Summus Stockholders Giving Releases
SCHEDULE 4.7 - List of Current Summus Employees


DISCLOSURE MEMORANDUM